UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 28, 2011

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
------------------------------------------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 28, 2011, Ministry Partners Investment Company, LLC (the “Company”) and its wholly-owned subsidiary, Ministry Partners Funding, LLC, a Delaware limited liability company, entered into a Loan Purchase Agreement with Evangelical Christian Credit Union, a California state chartered credit union (“ECCU”), pursuant to which ECCU agreed to purchase two mortgage loan interests in exchange for a cash purchase price of $4.5 million. In addition to the delivery of the cash purchase price, ECCU also transferred to the Company a 1% participation interest and second deed of trust in a loan which resulted in the Company holding a 100% interest in such loan. Pursuant to the terms of the Loan Purchase Agreement, the Company agreed to grant a partial release, waiver and discharge of certain claims.

The Company believes that by entering into this loan purchase agreement with ECCU, it will significantly improve its cash and liquid assets on its balance sheet and report a recovery for loan losses previously taken on the two loan interests purchased by ECCU. The Company will improve its liquidity position through the receipt of a $4.5 million cash payment and will avoid taking any further losses on the two defaulted loans by removing them from its portfolio. The Company will also be able to recover $914 thousand of allowance for loan losses taken on these two loans and use those recoveries to offset any additional loan losses it expects to incur as a result of retaining the acquired loan in its mortgage loan portfolio.

After giving effect to the terms and conditions of the ECCU Loan Purchase Agreement and restructuring of the Company’s primary credit facilities with the National Credit Union Administration Board that was entered into on November 4, 2011 (which was the subject of a Form 8-K filed with the U.S. Securities and Exchange Commission on November 11, 2011), the Company expects to return to profitability in 2012 and report net earnings (before dividend) for the year in the range of $267,000 to $758,000 or a range of $1.82 to $5.17 per Class A Unit for 2012. For the 4th quarter of 2011, the Company also expects to report net earnings (before dividend) of approximately $223,000 or $1.52 per Class A Unit. This estimate for our 4th quarter earnings is unaudited and is subject to further adjustments as may be warranted and reported in our Annual Report on Form 10-K which we intend to file in March of this year. The estimate of projected earnings for 2012 also represents management’s view of current and future market conditions, including assumptions concerning provisions for loan losses, sales of loan participation interests, sale of investor debt securities, performance of the Company’s loan portfolio and budgetary assumptions for 2012 that speak only as of this date. Our auditors have not reviewed these estimates.

The information in this Form 8-K and exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Except for the historical statements set forth in this Form 8-K, the earnings guidance statements are forward-looking statements that are subject to certain risks, uncertainties and assumptions, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions or variations or negatives of these words.  Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue or net earnings.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, recent reports on Form 8-K, the Company’s Form 10-K to be subsequently filed for the year ended December 31, 2011, subsequent Form 10-Q and other Securities and Exchange Commission filings discuss or will describe the important risk factors that could otherwise affect the Company’s business; results of operations, liquidity and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Exhibit Index

Exhibit 99.1    Press Release dated January 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson
President and Chief Executive Officer